SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Amarantus BioScience Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2015

NOTICE OF SPECIAL MEETING

AND

PROXY STATEMENT

December 7, 2015

at 10:30 a.m Eastern Time

at

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 7, 2015

The Special Meeting of Stockholders (the “Special Meeting”) of Amarantus BioScience Holdings, Inc. (“Amarantus” or the “Company”) will be held at the offices of Sichenzia Ross Friedman Ference LLP at 61 Broadway, 32 nd Floor, New York, NY 10006, on Monday, December 7, 2015, at 10:30 a.m Eastern Time, to consider the following proposals:

1.	To approve an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized shares of common stock from 35,000,000 to 150,000,000;

2	To approve an amendment to the Company’s 2014 Stock Plan to increase the number of shares of common stock authorized for issuance thereunder from 1,025,868 to 7,500,000; and

3.	To act on such other matters as may properly come before the meeting or any adjournment thereof.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTES AT THE SPECIAL MEETING IN PERSON OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, the Board of Directors recommends a vote “FOR” the Proposals. The Company intends to mail this Proxy Statement and proxy card enclosed with this notice on or about November 5, 2015 to all stockholders entitled to vote at the Special Meeting. Only stockholders of record at the close of business on October 30, 2015 will be entitled to attend and vote at the meeting.  A list of all stockholders entitled to vote at the Special Meeting will be available at the principal office of the Company during usual business hours, for examination by any stockholder for any purpose germane to the Special Meeting for 10 days prior to the date thereof. Stockholders are cordially invited to attend the Special Meeting. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed Proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented. Alternatively, you may wish to provide your response by telephone or electronically through the Internet by following the instructions set out on the enclosed proxy card. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on December 7, 2015. The Proxy Statement is available at: http://amarantusbioscienceholdingsinc.investorroom.com/.

By Order of the Board of Directors

/s/ Gerald E. Commissiong
Gerald E. Commissiong
President, CEO and Director

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

655 Montgomery Street, Suite 900

San Francisco, CA 94111

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Amarantus BioScience Holdings, Inc. (“Amarantus”, the “Company”, “we”, “us” or “our”) to be voted at the Special Meeting of Stockholders (“Special Meeting”) which will be held at the offices of Sichenzia Ross Friedman Ference LLP at 61 Broadway, 32 nd Floor, New York, NY 10006, on Monday, December 7, 2015, at 10:30 a.m. Eastern Time, and at any postponements or adjournments thereof. The proxy materials will be furnished to stockholders on or about November 5, 2015.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the Special Meeting and voting the shares of stock in person, or by delivering to the Secretary of the Company at the principal office of the Company prior to the Special Meeting a written notice of revocation or a later-dated, properly executed proxy.  The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Card and establishment of the Internet site hosting the proxy material. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means.

RECORD DATE

Stockholders of record at the close of business on October 30, 2015, will be entitled to receive notice of, attend and vote at the meeting.

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why am I receiving these materials?

The Company has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Special Meeting. These materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision.

What is included in these materials?

These materials include:

•	this Proxy Statement for the Special Meeting; and
•	the proxy card or vote instruction form for the Special Meeting

What is the proxy card?

The proxy card enables you to appoint Gerald E. Commissiong, our President and Chief Executive Officer, and Robert Farrell, our Chief Financial Officer, as your representatives at the Special Meeting. By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the Special Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Special Meeting.

What is the purpose of the Special Meeting?

At our Special Meeting, stockholders will act upon the matters outlined in the Notice of Special Meeting on the cover page of this Proxy Statement, including approval of an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized shares of common stock from 35,000,000 to 150,000,000 and approval of an amendment to the Company’s 2014 Stock Plan to increase the number of shares of common stock authorized for issuance thereunder from 1,025,868 to 7,500,000.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the majority of the total possible votes held by the holders of the common stock, Series C Convertible Preferred Stock, and Series E Convertible Preferred Stock issued and outstanding on the record date will constitute a quorum permitting the meeting to conduct its business. As of the record date, there are 10,447,753 shares of our common stock, 750,000 shares of Series C Convertible Preferred Stock, and 9,988 shares of Series E Convertible Preferred Stock issued and outstanding. Series C Convertible Preferred Stock entitles its holders to 1,500,000 votes in the aggregate, Series E Preferred Stock entitles its holders to 1,331,702 votes in the aggregate and one share of common stock entitles its holder to one vote per each common stock held. Thus, we anticipate that the presence of the holders of common stock, Series C Convertible Preferred Stock and Series E Convertible Preferred Stock representing at least 6,639,729 total votes will be required to establish a quorum.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

Stockholder of Record

If on October 30, 2015, your shares were registered directly in your name with our transfer agent, VStock Transfer, you are considered a stockholder of record with respect to those shares, and the Notice of Special Meeting and Proxy Statement was sent directly to you by the Company. As the stockholder of record, you have the right to direct the voting of your shares by returning the proxy card to us. Whether or not you plan to attend the Special Meeting, if you do not vote over the Internet or telephonically, please complete, date, sign and return a proxy card to ensure that your vote is counted.

Beneficial Owner of Shares Held in Street Name

If on October 30, 2015, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and the Notice of Special Meeting and Proxy Statement was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. However, since you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you receive a valid proxy from the organization.

How do I vote?

Stockholders of Record.   If you are a stockholder of record, you may vote by any of the following methods:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the enclosed Proxy Card.

•	By Fax. You may vote by completing, signing, dating and faxing your proxy card to (646) 536-3179.

•	By Email. You may vote by completing, signing, dating and emailing your proxy card to vote@vstocktransfer.com.

•	By Mail. You may vote by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.

•	In Person. You may attend and vote at the Special Meeting. The Company will give you a ballot when you arrive.

Beneficial Owners of Shares Held in Street Name.  If you are a beneficial owner of shares held in street name, you may vote by any of the following methods:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the enclosed proxy card.

•	By Telephone. You may vote by proxy by calling the toll free number found on the vote instruction form.

•	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the pre-addressed, postage-paid envelope provided.

•	In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Special Meeting, you must obtain a legal proxy from the organization that holds your shares.

Abstentions and broker non-votes

While the inspectors of election will treat shares represented by Proxies that reflect abstentions or include “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum, abstentions or “broker non-votes” do not constitute a vote “for” or “against” any matter and thus will be disregarded in any calculation of “votes cast.” However, abstentions and “broker non-votes” will have the effect of a negative vote if an item requires the approval of a majority of a quorum or of a specified proportion of all issued and outstanding shares.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received voting instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. In connection with the treatment of abstentions and broker non-votes, the approval of the amendment to the Company’s Articles of Incorporation to increase the Company’s authorized shares of common stock from 35,000,000 to 150,000,000, is considered “routine” matters. Accordingly, brokers are entitled to vote uninstructed shares with respect to this proposal.

What happens if I do not give specific voting instructions?

Shareholders of Record.   If you are a stockholder of record and you:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or

•	sign and return a proxy card without giving specific voting instructions then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.

Beneficial Owners of Shares Held in Street Name.   If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, such as the approval of the amendment to the Company’s Articles of Incorporation to increase the Company’s authorized shares of common stock from 35,000,000 to 150,000,000, but cannot vote on non-routine matters, such as the approval of the amendment to the Company’s 2014 Stock Plan to increase the number of shares of common stock authorized for issuance thereunder from 1,025,868 to 7,500,000.

What are the Board’s recommendations?

The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	for approval of an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized shares of common stock from 35,000,000 to 150,000,000.

•	for approval of an amendment to the Company’s 2014 Stock Plan to increase the number of shares of common stock authorized for issuance thereunder from 1,025,868 to 7,500,000

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Dissenters’ Right of Appraisal

Holders of shares of our common stock, Series C Convertible Preferred Stock and Series E Convertible Preferred Stock do not have appraisal rights under Nevada law or under the governing documents of the Company in connection with this solicitation.

How are Proxy materials delivered to households?

Only one copy of this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or who otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of this Proxy Statement upon such request.  If you share an address with at least one other stockholder, currently receive one copy of our Proxy Statement at your residence, and would like to receive a separate copy of our Proxy Statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to Amarantus BioScience Holdings, Inc., 655 Montgomery Street, Suite 900, San Francisco, CA 94111; Attention: Corporate Secretary.

Interest of Officers and Directors in Matters to Be Acted Upon

None of our officers or directors has any interest in any of the matters to be acted upon at the Special Meeting.

How much stock is owned by 5% stockholders, directors, and executive officers?

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares known to be beneficially owned by all persons who own at least 5% of the Company’s outstanding common stock, the Company's directors and officers, and the directors and officers as a group as of October 30, 2015. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated. As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date. Except as otherwise notice, the address of each officer and director listed is c/o of the Company at 655 Montgomery Street, Suite 900, San Francisco, CA 94111.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership		Percent of class(1)
Current Executive Officers & Directors:
Common Stock	Gerald E. Commissiong	394,320	(2)	3.66%
Common Stock	Dr. John W. Commissiong	380,112	(3)	3.55%
Common Stock	Robert Farrell	47,222	(4)	0.00%
Common Stock	Marc Faerber	177,745	(5)	1.67%
Common Stock	Robert L. Harris	125,296	(6)	1.19%

Common Stock	Donald D. Huffman	12,150	(7)	0.00%
Common Stock	Dr. Joseph Rubinfeld	34,250	(8)	0.00%

Total of All Officers and Directors:		1,171,095		10.33%

5% Beneficial Owners:
Common Stock	Nerveda LLC	539,14 8		5.16%

(1) Based on 10,447,753 shares of our common stock outstanding as of October 30, 2015.

(2) Includes: (i) 1,796 shares of common stock underlying an option to purchase shares at a price of $3.56 per share which are exercisable within the next 60 days; (ii) 323,750 shares of common stock which are issuable upon conversion of 971,250 shares of Series B Convertible Preferred stock; (iii) 10,417 shares of common stock underlying an option to purchase shares at a price of $13.74 per share which are exercisable within the next 60 days, (iv) 2,333 shares of common stock which are issuable upon conversion of 350,000 shares of Series C Convertible Preferred stock; and (v) 926 shares of common stock which are issuable upon exercise of outstanding warrants.

(3) Includes: (i) 12,058 shares underlying an option to purchase 877 and 11,181 shares at a price of $3.56 and $13.38 which are exercisable within the next 60 days; (ii) 232,500 shares of common stock which are issuable upon conversion of 697,500 shares of Series B Convertible Preferred stock; (iii) 1,333 shares of common stock which are issuable upon conversion of 200,000 shares of Series C Convertible Preferred Stock; and (iv) 926 shares of common stock which are issuable upon exercise of outstanding warrants.

(4) Includes: 45,000 shares underlying an option to purchase shares at a price of $11.625 which are exercisable within the next 60 days.

(5) Includes: (i) 6,667 shares underlying an option to purchase shares at a price of $18.525 which are exercisable within the next 60 days; (ii) 162,500 shares of common stock which are issuable upon conversion of 487,500 shares of Series B Convertible Preferred stock; and (iii) 1,333 shares of common stock issuable upon conversion of 200,000 shares of Series C Convertible Preferred stock.

(6) Includes: (i) 4.000 shares underlying an option to purchase shares at a price of $13.38 which are exercisable within the next 60 days; (ii) 43,750 shares of common stock which are issuable upon conversion of 131,250 shares of Series B Convertible Preferred stock; (iii) 926 shares of common stock which are issuable upon exercise of outstanding warrants; and (iv) 9,063 shares which are owned by Mr. Harris’ spouse.

(7) Includes: 12,150 shares of common stock underlying an options to purchase 1,333 and 10,817 shares, at a price of $21.90 and $12.30 per share respectively, within the next 60 days.

(8) Includes: (i) 19,150shares underlying an options to purchase 6,667, 1,333 and 11,150 shares, at a price of $7.50, $12.75 and $12.30 per share respectively, which are exercisable within the next 60 days; and (ii) 1,389 shares of common stock which are issuable upon exercise of outstanding warrants.

ACTIONS TO BE TAKEN AT THE MEETING

PROPOSAL NO. 1

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 35,000,000 TO 150,000,000

Our Board of Directors has approved, subject to shareholder approval, an amendment to our Articles of Incorporation (the “Common Shares Increase Amendment”) to increase the number of authorized shares of the Company’s common stock from 35,000,000 to 150,000,000.

Pursuant to that certain Securities Purchase Agreement dated September 30, 2015 in connection with the sale of the Company’s 12% Series H Preferred Stock and that certain Exchange Agreement dated September 30, 2015 in connection with the issuance of the Company’s 12% Senior Secured Convertible Promissory Notes (the “Financing Transactions”), the Company agreed to hold a special stockholder’s meeting by mid- December 2015 and use its best efforts to increase its authorized common stock to 150,000,000. In the event, the Company fails to obtain such approval, the Company will be obligated to pay financial penalties of 1% of the aggregate principal amount of the Notes, and the stated value of the Company’s Series E and Series H Preferred Stock of the investors in the Financing Transactions. The increase in the authorized common stock would allow the Company to have sufficient shares available to reserve for issuance upon conversion of the Series H Preferred Stock and the Convertible Promissory Notes.

If the Common Shares Increase Amendment is approved by our shareholders at the Special Meeting, we intend to file the Common Shares Increase Amendment with the Secretary of State of Nevada, substantially in the form of Appendix A hereto as soon as practicable following the Special Meeting. The increase in authorized shares of common stock under the Common Shares Increase Amendment will be effective upon filing with the Secretary of State of Nevada.

Outstanding Shares and Purpose of the Proposal

Our Articles of Incorporation currently authorizes us to issue a maximum of 35,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. Our issued and outstanding securities, as of October 16, 2015, on a fully diluted basis, are as follows:

Outstanding Shares and Purpose of the Proposal

Our Articles of Incorporation currently authorizes us to issue a maximum of 35,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. Our issued and outstanding securities, as of October 30, 2015, on a fully diluted basis, are as follows:

•	10,447,753 shares of common stock;
•	750,000 shares of Series C Convertible Preferred Stock convertible into 5,000 shares of common stock;
•	9,988 shares of Series E Convertible Preferred Stock convertible into 1,331,702 shares of common stock;
•	3,020.556shares of Series H Convertible Preferred Stock convertible into 1,182,222 shares of common stock;
•	$3,055,556 12% Senior Secured Convertible Promissory Note convertible into 1,208,222 shares of common stock;
•	$2,921,000 12% Senior Secured Convertible Promissory Note convertible into 1,168,400 shares of common stock;
•	Warrants to purchase an aggregate of 3,895,836 shares of common stock at an exercise price of $2.00;
•	Warrants to purchase an aggregate of 500,000 shares of common stock at an exercise price of $0.01;
•	Warrants to purchase an aggregate of 301,891 shares of common stock, with a weighted average exercise price of $17.92 per share;
•	Options to purchase 104,413 shares of common stock 2008 Stock Plan at a weighted average exercise price of $11.00 per share;
•	Options to purchase 464,056 shares of common stock 2014 Stock Plan at a weighted average exercise price of $12.00 per share; and
•	Options to purchase 829,167 shares of Series B Convertible Preferred Stock at a weighted average exercise price of $1.84 per share. Shares and weighted exercise price are reflected on an as converted basis post reverse split of 150 to 1.

The Board believes that the increase in authorized shares of common stock will provide the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings and stock-based acquisitions.

Effects of the Increase in Authorized Common Stock

The additional shares of common stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of common stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our common stock, the future issuance of additional shares of common stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

At present, other than in connection with the possible conversion or exercise of securities convertible or exercisable into common stock, as set forth above (each at the option of their respective holders), the Board of Directors has no other plans to issue the additional shares of common stock to be authorized by the Common Shares Increase Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further shareholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other market on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of common stock that will become available pursuant to the Common Shares Increase Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the proposal to increase the authorized common stock has not been prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that the Common Shares Increase Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which shareholders of the Company might otherwise receive a premium for their shares over then current market prices. However, the Board of Directors has a fiduciary duty to act in the best interests of the Company's shareholders at all times.

Required Vote

Approval of the Common Shares Increase Amendment requires the receipt of the affirmative vote of a majority of the total possible votes represented by the Company's common stock, Series C Convertible Preferred Stock, and Series E Convertible Preferred Stock issued and outstanding as of the record date.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 1:

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK FROM 35,000,000 TO 150,000,000.

PROPOSAL NO. 2

 APPROVAL OF AMENDMENT TO THE COMPANY’S 2014 STOCK PLAN TO INCREASE SHARES AUTHORIZED FOR ISSUANCE THEREUNDER FROM 1,025,868 TO 7,500,000

Our 2014 Stock Plan, which was approved by stockholders in September 2014, provided for the issuance of up to 1,025,868 of incentive stock options, nonqualified stock options, or stock purchase rights. As of October 22, 2015, there was 238,800 shares of common stock granted under the 2014 Stock Plan.

Reasons for the Proposed Amendment

We are seeking stockholder approval of an amendment to increase the number of shares issuable pursuant to the Company’s 2014 Stock Plan (the “2014 Plan”) from 1,025,868 to 7,500,000.

The purpose of this increase is to continue to be able to attract, retain and motivate executive officers and other employees and certain consultants. Pursuant to this amendment, additional shares of common stock are reserved for issuance under the 2014 Plan, which will enable us to continue to grant equity awards to our officers, employees and consultants at levels determined by the Compensation Committee to be necessary to attract, retain and motivate the individuals who will be critical to the Company's success in achieving its business objectives and thereby creating greater value for all our stockholders.

Furthermore, we believe that equity compensation aligns the interests of our management and other employees with the interests of our other stockholders. Equity awards are a key component of our incentive compensation program. We believe that option grants have been critical in attracting and retaining talented employees and officers, aligning their interests with those of stockholders, and focusing key employees on the long-term growth of the Company.

The terms of the 2014 Plan are summarized below. It is intended that the 2014 Plan qualify as an incentive stock option plan meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Summary of the 2014 Plan

The purpose of our 2014 Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons into our development and financial success. The 2014 Plan permits the grant of the following types of incentive awards:

•	Incentive Stock Options
•	Non-qualified stock options
•	Stock Purchase Rights

The 2014 Plan is administered by our Board of Directors or a committee of the Board of Directors.

Subject to the terms of the 2014 Plan, the Board of Directors as administrator has the sole discretion to select the directors, officers, employees, consultants and advisors who will receive awards, determine the terms and conditions of the awards, and interpret the provisions of the 2014 Plan and outstanding awards. Our Board of Directors generally may amend or terminate the 2014 Plan at any time and for any reason, except the Board shall obtain shareholder approval of any amendment to the extent necessary to comply with applicable law.

The number of shares of our common stock reserved for issuance under the 2014 Plan is 1,025,868.  If any award under the 2014 Plan is cancelled prior to its exercise or vesting in full, or if the number of shares subject to an award is reduced for any reason, the shares of our stock that are no longer subject to such award will be returned to the available pool of shares reserved for issuance under the 2014 Plan.

Federal Income Tax Consequences.

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the 2014 Plan. This summary does not purport to consider all of the possible U.S. federal tax consequences of the awards and is not intended to reflect the particular tax position of any award recipient. This summary is based upon the U.S. federal tax laws and regulations now in effect and as currently interpreted and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively. Award recipients are strongly advised to consult their own tax advisors for additional information.

Grant of an Option.  The grant of an option is not expected to result in any taxable income for the recipient as of the date of the grant, except that in the event non-statutory options are granted with an exercise price lower than the then-current fair market value of the common stock, the difference between the exercise price and the then-current fair market value may be treated as deferred compensation income recognized as of the date the non-statutory options are granted.

Exercise of Incentive Stock Option.  The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that a tax liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction.

Exercise of Nonqualified Stock Option.  Generally, subject to Code Section 409A, upon exercising a nonqualified stock option, the award recipient must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price. The income will be treated as compensation income subject to payroll and withholding tax obligations. The Company would be entitled to a compensation deduction in the amount of income recognized by the award recipient.

Disposition of Shares Acquired Through an Option.  The tax consequence to a holder of an option upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a nonqualified stock option.

Generally, the disposition of shares which were acquired by exercise of an incentive stock option will be taxable as long-term capital gain or loss if the award recipient disposes of the shares more than two years after the option was granted and at least one year after exercising the option. If the award recipient fails to satisfy the holding period requirements for treatment as an incentive stock option, a disposition will result in any gain being treated as compensation income subject to ordinary tax rates. If the award recipient is still an employee of the Company at the time of the disposition, the amount of gain treated as compensation will also be subject to payroll and withholding taxes

If an award recipient disposes of shares acquired through the exercise of a nonqualified option, any gain or loss will be treated as a capital gain or loss. To the extent such shares have been held for at least one year after exercise of the nonqualified option, the gain or loss will be treated as long-term capital gain or loss.

Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

The grant by the Board of other stock-based awards may have varying tax consequences to award recipients. Grants made pursuant to the 2014 Plan may be subject to Code Section 409A and plan administration may have to conform to Code Section 409A. Failure to comply with Code Section 409A, if applicable, will result in acceleration of income and imposition of penalties and interest to award recipients.

Application of Section 16 of the Securities Exchange Act of 1934.   Special rules may apply in the case of individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, are determined as of the end of such period.

Equity Compensation Plans

The following table shows information with respect to our equity compensation plans, consisting of our First Amended 2008 Stock Plan, 2014 Stock Plan and our Management, Employee, Advisor and Director Preferred Stock Option Plan - 2012 Series B Convertible Preferred Stock Plan, as of the fiscal year ended December 31, 2014.

Equity Compensation Plan Information (Common Stock)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average Exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)

Equity compensation plans approved by security holders	201,308	$12.00	977,511

Equity compensation plans not approved by security holders	-	-	-

Total	201,308	$12.00	977,511

Equity Compensation Plan Information (Preferred Stock)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average Exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	-	-	-

Equity compensation plans not approved by security holders	16,583	$91.50	3,417

Total	16,583	$91.50	3,417

Required Vote

Approval of the amendment to our 2014 Stock Plan to increase the number of shares authorized for issuance thereunder from 1,025,868 to 7,500,000 requires the receipt of the affirmative vote of a majority of the total votes represented by the Company's common stock and Series C Convertible Preferred Stock present in person or by proxy and voting at the Annual Meeting.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE AMENDMENT TO THE COMPANY’S 2014 STOCK PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER FROM 1,025,868 to 7,500,000.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Special Meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy, or their substitutes, will vote the shares represented thereby in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

Annual Reports on Form 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 may be obtained without charge by writing to the Corporate Secretary, Amarantus BioScience Holdings, Inc., 655 Montgomery Street, Suite 900, San Francisco, CA 94111. Our Annual Report on Form 10-K can also be found on our website: www.amarantus.com.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Card and establishment of the Internet site hosting the proxy material. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means.

By Order of the Board of Directors,

/s/ Gerald E. Commissiong
Gerald E. Commissiong
President, Chief Executive Officer and Director

Appendix A

Form of Common Shares Increase Amendment

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

1. Name of corporation:

Amarantus BioScience Holdings Inc.

2. The articles have been amended as follows (provide article numbers, if available):

The first paragraph of Article IV is hereby amended in its entirety to read as follows:

The total number of shares of capital stock that the Corporation shall have the authority to issue is One Hundred and Fifty Million (150,000,000) shares consisting of One Hundred and Fifty Million (150,000,000) shares of common stock with a par value of $0.001 per share and Ten Million (10,000,000) shares of preferred stock having a par value of $0.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: More than 50%

4. Effective date of filing (optional):

5. Signature:

A-1

Appendix B

AMENDMENT TO

AMARANTUS BIOSCIENCE HOLDINGS, INC. 2014 STOCK PLAN

The Amarantus BioScience Holdings, Inc. 2014 Stock Plan (the “Plan”) is amended, effective September 22, 2014, in the following respects:

The first sentence of Section 3 is stricken in its entirety and is amended to read as follows:

Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be subject to Options or Stock Purchase Rights and sold under the Plan is 7,500,000 Shares.

B-1

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Special Meeting of Stockholders

December 7, 2015

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders

To Be Held on December 7, 2015

AMARANTUS BIOSCIENCE HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Gerald E. Commissiong, with full power of substitution, as proxy to represent and vote all shares of Common Stock, par value $0.001 per share and Series C Convertible Preferred Stock, par value $0.001 per share, Series E Convertible Preferred Stock par value $0.001 per share, of Amarantus BioScience Holdings, Inc. (the “Company”), which the undersigned will be entitled to vote if personally present at the Special Meeting of the Stockholders of the Company to be held on December 7, 2015, at 10:30 a.m. EST at the offices of Sichenzia Ross Friedman Ference LLP at 61 Broadway, 32nd Floor, New York, NY 10006, upon matters set forth in the Notice of Special Meeting of Stockholders and Proxy Statement, a copy of which has been received by the undersigned. Each share of Common Stock is entitled to one vote. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted as directed. If no direction is made, the proxy shall be voted FOR the approval of an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized shares of common stock from 35,000,000 to 150,000,000, FOR the approval of an amendment to the Company’s 2014 Stock Plan to increase the number of shares of common stock authorized for issuance thereunder from 1,025,868  to 7,500,000 and, in the case of other matters that legally come before the meeting, as said proxy may deem advisable.

Please check here if you plan to attend the Special Meeting of Stockholders on December 7, 2015 at 10:30 am. EST.       ☐

(Continued and to be signed on Reverse Side)

VOTE ON INTERNET Go to http://www.vstocktransfer.com/proxy and log-on using the below control number. CONTROL # VOTE BY FAX Mark, sign and date your proxy card and fax it to 646-536-3179. * SPECIMEN * VOTE BY EMAIL 1 MAIN STREET ANYWHERE PA 99999-9999 Mark, sign and date your proxy card and email it to vote@vstocktransfer.com. VOTE BY MAIL Mark, sign and date your proxy card and return it in the envelope we have provided. VOTE IN PERSON If you would like to vote in person, please attend the Special Meeting to be held on December 7, 2015 at 10:30 am EST. Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope. Special Meeting Proxy Card - Common Stock DETACH PROXY CARD HERE TO VOTE BY MAIL (1) To approve an amendment to the Company's Articles of Incorporation to increase the authorized shares of common stock from 35,000,000 to 150,000,000. VOTE FOR VOTE AGAINST ABSTAIN (2) To approve an amendment to the Company's 2014 Stock Plan to increase the number of shares of common stock authorized for issuance thereunder from 1,025,868 to 7,500,000. VOTE FOR VOTE AGAINST ABSTAIN Date Signature Signature, if held jointly To change the address on your account, please check the box at right and indicate your new address. * SPECIMEN * AC:ACCT9999 90.00